Exhibit 99.1

NYSE Approves Listing of Steel Partners Preferred Units in Connection with Exchange Offer for Steel Excel

NEW YORK, N.Y. — January 31, 2017--Steel Partners Holdings L.P. (NYSE:SPLP), a diversified global holding company, today announced that the New York Stock Exchange has approved for listing Steel Partners’ 6.0% Series A preferred units to be issued in connection with its exchange offer to acquire the 36% of Steel Excel Inc. (OTCPK: SXCL) that it does not own, subject to the satisfaction of the NYSE’s applicable distribution standards.

The offer is scheduled to expire at 12:00 midnight, New York City time, at the end of February 6, 2017, unless earlier extended or terminated. Subject to the satisfaction of the conditions to the offer, upon completion of the offer and subsequent merger, Steel Partners expects to issue in excess of 2,500,000 preferred units having an aggregate liquidation value of over $63.5 million, and therefore expects to satisfy the NYSE’s applicable distribution standards (including the requisite number of beneficial holders).

Important Information

This press release is for informational purposes only and it is neither an offer to purchase or exchange, nor a solicitation of an offer to sell or exchange shares of Steel Excel’s common stock, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Steel Partners has filed a Registration Statement on Form S-4, containing a prospectus/offer to exchange, a form of letter of transmittal and other related exchange offer documents with the United States Securities and Exchange Commission (the “SEC”). In addition, Steel Excel has mailed to its stockholders a Solicitation/Recommendation Statement. Steel Excel’s stockholders are strongly advised to read these exchange offer materials carefully and in their entirety, as they may be amended from time to time, because they contain important information about such exchange offer that Steel Excel’s stockholders should consider prior to making any decisions with respect to such exchange offer. Steel Excel’s stockholders may obtain a free copy of any such documents filed with the SEC at the website maintained by the SEC at www.sec.gov. In addition, Steel Excel’s stockholders may obtain free copies of such materials by contacting MacKenzie Partners, Inc., the information agent, by phone toll-free at (800) 322-2885 or by email at tenderoffer@mackenziepartners.com.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. is a diversified global holding company that engages in multiple businesses through consolidated subsidiaries, associated companies and other interests. It owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports.

Forward-Looking Statements

Statements in this press release regarding the proposed transaction between Steel Partners and Steel Excel, the expected timetable for completing the transaction, future financial and operating results, benefits of the transaction, future opportunities for Steel Partners’ and Steel Excel’s businesses and any other statements by management of Steel Partners concerning future expectations, beliefs, goals, plans or prospects constitute forward-looking statements.  Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based.  All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected.  Risks and uncertainties include the satisfaction of closing conditions for the transaction; the possibility that the transaction will not be completed, or if completed, not completed on a timely basis; the ability of Steel Partners to successfully integrate Steel Excel’s business; and the risk that the expected benefits of the transaction may not be realized or maintained.

Steel Partners cannot give any assurance that any of the transactions contemplated by the parties’ definitive merger agreement will be completed or that the conditions to the exchange offer will be satisfied. A further list and description of additional business risks, uncertainties and other factors can be found in the “Risk Factors” section of Steel Partners’ filings with the SEC, including Steel Partners’ Form 10-K for the year ended December 31, 2015 and Form 10-Q for the quarterly period ended September 30, 2016. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov. Many of the factors that will determine the outcome of the transaction are beyond Steel Partners’ ability to control or predict. Except as otherwise required by federal securities laws, Steel Partners undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For more information, contact:

PondelWilkinson Inc.
Roger S. Pondel, 310-279-5965
rpondel@pondel.com